UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 8, 2025

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Dynavax Technologies Corporation
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-34207	33-0728374
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2100 Powell Street, Suite 720
Emeryville, CA		94608
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (510) 848-5100
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	DVAX	Nasdaq Global Select Market
Preferred Share Purchase Rights	N/A	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 8, 2025, the Board of Directors of Dynavax Technologies Corporation (the “Company”) appointed Joseph Metzinger as the Company’s Vice President, Chief Accounting Officer, effective as of May 12, 2025 (the “Effective Date”). In this role, Mr. Metzinger will serve as the Company’s principal accounting officer. Kelly MacDonald, the Company’s Senior Vice President, Chief Financial Officer, will continue to serve as the Company’s principal financial officer.
Mr. Metzinger, age 41, is a seasoned financial executive with 19 years of leadership experience. Since 2024, he has served as a consultant to the Company, supporting its finance and accounting department. From 2022 to 2024, Mr. Metzinger was employed by CFGI, a global accounting and business advisory firm, where he served as a Chief Accounting Officer and controller for a publicly traded biotechnology company. From 2020 to 2022, he served as Chief Accounting Officer of ACC Consumer Finance, a start-up consumer lending company. Prior to 2020, Mr. Metzinger held senior financial leadership roles at both private and publicly held companies, including serving as Chief Accounting Officer for two public entities. He began his career at PricewaterhouseCoopers LLP, where he served as a Manager in the Financial Services practice. Mr. Metzinger is a Certified Public Accountant (Pennsylvania, inactive) and holds a Bachelor of Science degree in Accounting from The Pennsylvania State University.
In connection with his appointment as the Company’s Vice President, Chief Accounting Officer, the Company and Mr. Metzinger entered into an offer letter (the “Offer Letter”), pursuant to which Mr. Metzinger will receive an annual base salary of $315,000 and is eligible to receive an annual discretionary performance bonus of up to 40% of his then-current base salary. On the Effective Date, Mr. Metzinger will be granted an award of 38,182 restricted stock units and 31,500 stock options pursuant to the Company’s 2018 Equity Incentive Plan, each of which will vest over three years and be fully vest upon the third anniversary following their grant date, subject to Mr. Metzinger’s continuous service with the Company through each applicable vesting date. The Company intends to enter into its standard form of indemnification agreement with Mr. Metzinger. A form of the indemnification agreement was previously filed by the Company as Exhibit 10.1 to its Quarterly Report on Form 10-Q filed with Securities and Exchange Commission (the “SEC”) on November 7, 2019. The Company also intends to enter into its standard form of Management Continuity and Severance Agreement (“MCSA”) with Mr. Metzinger. A form of the MCSA was previously filed by the Company as Exhibit 10.3 to its Quarterly Report on Form 10-Q filed with the SEC on August 3, 2023.
Mr. Metzinger was not appointed as the Company’s Vice President, Chief Accounting Officer and principal accounting officer pursuant to any arrangement or understanding with any other person. Mr. Metzinger does not have any family relationships with any executive officer or director of the Company and he is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dynavax Technologies Corporation

Date:	May 13, 2025	By:	/s/ Kelly MacDonald
Kelly MacDonald Senior Vice President, CFO